Exhibit 10.1

TOMPKINS FINANCIAL CORPORATION
2019 EQUITY PLAN
PERFORMANCE SHARE AWARD AGREEMENT

###GRANT_DATE###

###PARTICIPANT_NAME###
###HOME_ADDRESS###

Dear ###PARTICIPANT_NAME###,

1) Tompkins Financial Corporation (the “Company”) hereby grants to ###PARTICIPANT_NAME### (the “Participant”) the award(s) summarized below (the “Grant”), pursuant to the terms and conditions of the Company’s 2019 Equity Plan, as it may be amended from time to time (the “Plan”). The terms, conditions and restrictions of your award are set forth in this Award Agreement, which is governed by the terms of the Plan. Capitalized terms used but not defined in this Award Agreement have the meanings given to them in the Plan. For the award to be effective, you must sign below and return this Award Agreement to the Company, acknowledging that you have received and read the Prospectus dated May 13, 2019 and any applicable prospectus supplements (together, the “Prospectus”), and agree to the terms of this Award Agreement and the Plan.

2) Award Summary:

Performance Share Award Summary
Award Date:	###GRANT_DATE###
Number of Restricted Stock Shares:	###TOTAL_AWARDS###
Performance Period:
Performance Goals:
Additional Vesting Requirements (if any):

3)    Explanation of Performance Goals and Additional Vesting Requirements (if any):

Performance Goals: The entire Grant covered by this Award Agreement shall remain subject to forfeiture unless and until the Committee determines, in accordance with the Plan, that the Performance Goal has been attained.

Additional Vesting Requirements (if any):

4)    Subject to any additional conditions or restrictions set forth above under “Additional Vesting Requirements”, and provided the Participant (a) is an Eligible Retiree as defined below, and (b) agrees in writing not to compete with the Company during the three-year period following the date of the Participant’s retirement, then, in the event of the Participant’s Retirement prior to the expiration of the Performance Period, the Participant shall remain eligible to receive the shares covered by the Grant, so long as the Performance Goal is attained at the end of the Performance Period. The Performance Period will not be shortened, nor shall the Performance Goal be altered, as a result of the Participant’s Retirement during the Performance Period. If, upon Retirement, the Participant is not an Eligible Retiree, then the entire Grant shall be deemed to have been forfeited by the Participant upon Retirement, and shall not vest, whether or not the Performance Goal is thereafter attained. For purposes of this Agreement, an “Eligible Retiree” means a Participant who, upon Retirement, (x) is at least 55 years old, (y) has at least 10 years of service with the Company (including, to the extent approved by the Committee, service with a prior employer acquired by the Company through merger or other acquisition), and (z) has an age plus years of service totaling at least 75.

Notwithstanding the foregoing, to the extent that the Participant’s continued eligibility following Retirement as set forth above would cause the Company to issue shares of Company Stock under the Plan in excess of the limitation set forth in Section 4.7 of the Plan, the number of shares of Company Stock covered by the Grant and subject to such continued eligibility shall be reduced by such number (and may be reduced to zero) as is necessary to cause such limitation not to be exceeded.

5)    By my signature below, I hereby acknowledge receipt of this Grant on the date shown above on the terms stated herein, which has been issued to me under the terms and conditions of the Plan.  I further acknowledge receipt of a copy of the Plan and the Prospectus and agree to be bound by all of the terms and conditions of the Plan as if they were set out in full in this Award Agreement.  I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board, as the case may be, upon any questions relating to the Plan or this Grant.

I understand that in the event the Committee determines, in its sole discretion, that I engaged in any activity contrary or harmful to the interests of the Company or its customers, including without limitation, any violation of Company policy or procedures, any unvested awards I hold shall immediately be forfeited and any rights thereunder shall terminate.

Signature:         __________________________       Date: _###ACCEPTANCE_DATE###
###PARTICIPANT_NAME###

TOMPKINS FINANCIAL CORPORATION
By:
Signature:    __________________________       Date: _###GRANT DATE###
Name:
Title: